                                                                      EXHIBIT 25


                       SECURITIES AND EXCHANGE COMMISSION



                             WASHINGTON, D.C. 20549


                                   ----------

                                    FORM T-1


              Statement of Eligibility and Qualification Under the
                  Trust Indenture Act of 1939 of a Corporation
                          Designated to Act as Trustee


                        FIRST TRUST NATIONAL ASSOCIATION
              (Exact name of Trustee as specified in its charter)


     United States                                       41-0257700
(State of Incorporation)                    (I.R.S. Employer Identification No.)


     First Trust Center
     180 East Fifth Street
     St. Paul, Minnesota                                    55101
(Address of Principal Executive Offices)                  (Zip Code)

                     KAISER ALUMINUM & CHEMICAL CORPORATION
                      KAISER ALUMINA AUSTRALIA CORPORATION
                           KAISER FINANCE CORPORATION
                              ALPART JAMAICA INC.
                           KAISER JAMAICA CORPORATION
             (Exact name of registrant as specified in its charter)


     Delaware                                             94-0928288
     Delaware                                             94-61022690
     Delaware                                             94-3115934
     Delaware                                             13-2569683
     Delaware                                             94-1631721
(State of Incorporation)                    (I.R.S. Employer Identification No.)


     6177 Sunol Boulevard
     Pleasanton, California                               94566-7769
(Address of Principal Executive Offices)                  (Zip Code)

                           % SENIOR NOTES DUE 2002
                     (Title of the Indenture Securities)

                                    GENERAL

1.    General Information  Furnish the following information as to the Trustee.

      (a) Name and address of each examining or supervising authority to which it is subject.

                 Comptroller of the Currency
                 Washington, D.C.

      (b)    Whether it is authorized to exercise corporate trust powers.

                 Yes

2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

                 None

      See Note following Item 16.

      Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

16. LIST OF EXHIBITS List below all exhibits filed as a part of this statement of eligibility and qualification. Each of the exhibits listed below is incorporated by reference from registration number 33-73110.

      1.     Copy of Articles of Association.

      2.     Copy of Certificate of Authority to Commence Business.

      3. Authorization of the Trustee to exercise corporate trust powers (included in Exhibits 1 and 2; no separate instrument).

      4.     Copy of existing By-Laws.

      5.     Copy of each Indenture referred to in Item 4.  N/A.

      6. The consents of the Trustee required by Section 321(b) of the act.

      7. Copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

         The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the Trustee by the obligor. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.




                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, First Trust National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 25th day of January, 1994.


                                           FIRST TRUST NATIONAL ASSOCIATION

[SEAL]

                                           /s/ FRANK P. LESLIE III
                                           -------------------------
                                           Frank P. Leslie III
                                           Assistant Vice President





/s/ SCOTT STRODTHOFF
- -------------------------
Scott Strodthoff
Assistant Secretary

                                   EXHIBIT 6

                                    CONSENT

         In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, FIRST TRUST NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated:  January 25, 1994


                                           FIRST TRUST NATIONAL ASSOCIATION


                                           /s/ FRANK P. LESLIE III
                                           -------------------------
                                           Frank P. Leslie III
                                           Assistant Vice President